Exhibit 10.4

KINEX PHARMACEUTICALS, INC.

2013 COMMON STOCK OPTION PLAN

I.	ESTABLISHMENT OF PLAN; DEFINITIONS

1. Purpose. The purpose of this Kinex Pharmaceuticals Inc. 2013 Common Stock Option Plan is to provide an incentive to key Employees and non-Employee Directors of, and Consultants and other independent advisors to, Kinex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) or any of its Affiliates, who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the welfare of the Company and its Affiliates and to aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any wholly owned subsidiary or any entity in which the Company owns at least a 25% equity interest.

“Board” shall mean the Board of Managers of the Company.

“Cause” shall mean (i) for a Grantee who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement provides for a definition of “Cause” therein, “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Grantee who is not a party to such an agreement, “Cause” shall mean repeated failure to properly perform assigned duties (after written notice of at least one such failure had previously been communicated to the Grantee by the Company), gross negligence, commission of a felony or any act materially injurious to the financial or business prospects or affairs of the Company or an Affiliate involving dishonesty or breach of any duty of confidentiality or loyalty.

“Change of Control” shall mean (i) for a Grantee who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement provides for a definition of “Change of Control” therein, “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Grantee who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b) The Company’s members approve a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of Common Stock of the Company immediately prior to the Business Combination have substantially the same proportionate ownership of the equity of the surviving corporation or other business entity immediately after the Business Combination as immediately before;

(c) The Company’s members approve either (i) an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate, or (ii) a plan of complete liquidation of the Company; or

(d) The persons who were Directors immediately before a tender offer by any Person other than the Company or an Affiliate, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the members of the Board as a result of such transaction or transactions.

“Committee” shall mean a committee designated by the Board which committee shall administer the Plan as set forth in Section 4 of this Article I of the Plan; provided, however, that if no such committee shall be so designated, the Board shall serve as the Committee.

“Common Stock” shall mean the authorized but unissued common stock, $.001 par value, of the Company or reacquired shares of common stock, $.001 par value, of the Company.

“Common Stock Option” shall mean an option granted pursuant to the Plan to purchase Common Stock.

“Common Stock Option Agreement” shall mean the written instrument evidencing the grant of one or more Common Stock Options under the Plan and which shall contain the terms and conditions applicable to such grant.

“Company” shall mean Kinex Pharmaceuticals, Inc., a Delaware corporation.

“Consultant” shall mean any non-Employee consultant or advisor to the Company or an Affiliate who has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

“Director” shall mean any individual who is a member of the Board or a member of the board of directors or managers of an Affiliate, and who is not an Employee.

“Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Employee” shall mean any employee, including officers, of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date, (i) if the Common Stock is not listed on a national securities exchange or quoted on Nasdaq, the fair market value of the Common Stock on that date as determined by the Board, or (ii) if the Common Stock is listed on a national securities exchange or is quoted on Nasdaq, the closing price reported on the composite tape for issues listed on such exchange on such date, or the closing price or the average of the closing dealer “bid” and “asked” prices for the Common Stock as quoted on Nasdaq, or if no trades shall have been reported for such date, on the next preceding date on which there were such trades reported; provided, however, that if no quotations shall have been made within the 10 business days immediately preceding such date, Fair Market Value shall be determined by the Board.

“Family Member” shall mean, with respect to a Grantee, any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which such persons have more than 50% of the beneficial interest, a foundation in which such persons (or the Grantee) control the management of assets and any other entity in which such persons (or the Grantee) own more than 50% of the voting interests.

“Grantee” shall mean an Employee, Director or Consultant who has been granted a Common Stock Option under the Plan.

“Nasdaq” shall mean the National Association of Securities Dealers Automated Quotation System.

“Common Stock Option” shall mean a Common Stock Option granted to an Employee, Director or Consultant pursuant to the provisions set forth in Article II of the Plan.

“Option Period” shall mean the term of a Common Stock Option as fixed by the Committee.

“Plan” shall mean this Kinex Pharmaceuticals, Inc. 2013 Common Stock Option Plan as set forth herein and as amended from time to time.

“Public Offering” means the first offer and sale to the public by the Company (including any successor) or any holders of shares of Common Units subsequent to the date of this Agreement, pursuant to a registration statement that has been declared effective by the securities regulatory authority in the applicable jurisdiction.

3. “Common Stock Subject to the Plan. There are hereby reserved for issuance under the Plan 1,000,000 shares of Common Stock. If a Common Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of Common Stock as to which such expired or terminated Common Stock Option shall not have been exercised may again become available for the grant of new Common Stock Options hereunder.

4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to determine the eligibility of Employees, Directors and Consultants to participate in the Plan, to grant Common Stock Options under the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Common Stock Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and in the sole discretion of the Committee. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Grantees and all person(s) claiming under or through any Grantees.

Should the Common Stock become publicly traded, there shall be 2 Committees under the Plan. Solely for the purpose of Common Stock Options granted under the Plan to Employees and Directors who are subject to Section 16 of the Exchange Act, a special Committee comprised solely of 2 or more individuals who are “non-employee directors” (as such term is defined in Rule 16b-3(b)(3) under the Exchange Act), shall administer the Plan to satisfy the applicable requirements of Rule 16b-3 with respect to such Employees and Directors. For all other purposes of the Plan, the regular Committee shall administer the Plan.

Notwithstanding anything contained in this Section 4 to the contrary, no member of the Committee shall have the authority to render any decision with respect to his or her participation in or entitlement to benefits under the Plan.

5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided, however, that no such action shall adversely affect the right of any Grantee under any Common Stock Option previously granted thereto hereunder.

6. Effective Date of Plan. The Plan shall become effective on January 15, 2007, subject to the approval by the members of the Company.

II.	COMMON STOCK OPTION PROVISIONS.

1. Granting of Common Stock Options.

(a) Employees, Directors and Consultants shall be eligible to receive Common Stock Options under the Plan.

(b) The Committee shall determine and shall designate from time to time those Employees, Directors or Consultants who are to be granted Common Stock Options and shall specify the number of Common Stock subject to each Common Stock Option.

(c) The Committee may grant at any time new Common Stock Options to an Employee, Director or Consultant who has previously received Common Stock Options or other Common Stock Options, whether such prior Common Stock Options or other Common Stock Options are then outstanding, have previously been exercised in whole or in part or are canceled in connection with the issuance of new Common Stock Options.

(d) When granting a Common Stock Option, The purchase price for Common Stock under each Common Stock Option shall be 100 percent of the Fair Market Value of the Common Stock at the time the Common Stock Option is granted.

(e) The Committee, in its sole discretion, shall determine whether any particular Common Stock Option shall become exercisable in one or more installments, specify the installment dates and, within the limitations herein provided, determine the total period during which the Common Stock Option shall be exercisable. Further, the Committee may make such other provisions as may be generally acceptable or desirable in the opinion of the Committee.

2. Exercise of Common Stock Options. The purchase price of Common Stock subject to a Common Stock Option shall be payable upon its exercise in cash or by certified check, bank draft or postal or express money order. In addition, the Committee, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by utilization of a “cashless exercise” or any other method made available by the Committee.

3. Termination of Employment, Director Status or Consulting Engagement. Except as provided otherwise in the applicable Common Stock Option Agreement (in which case the provisions of the Common Stock Option Agreement shall control over the provisions of this Section 3):

(a) Except as provided in paragraphs (b) and (c) below, if the employment with the Company or an Affiliate of a Grantee who is an Employee is terminated other than by the Company or Affiliate for Cause, only those Common Stock Options held by the Grantee which were immediately exercisable at the termination of the Grantee’s employment shall be exercisable by the Grantee following the termination of the Grantee’s employment. Such Common Stock Options must be exercised within 180 days following such termination of employment (but in no event after expiration of the Option Period) or they shall be forfeited.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, if the employment with the Company or an Affiliate of a Grantee who is an Employee is terminated by the Company or Affiliate for Cause, all then outstanding Common Stock Options held by the Grantee shall expire immediately and such Common Stock Options shall not be exercisable after the termination of the Grantee’s employment.

(c) Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above, if the employment with the Company or an Affiliate of a Grantee who is an Employee is terminated on account of the Grantee’s death or Disability, only those Common Stock Options held by the Grantee which were immediately exercisable at the date of the Grantee’s death or Disability, as applicable, shall be exercisable by the Grantee, the representative of the Grantee’s estate or the Grantee’s beneficiaries to whom the Non-Qualified Common Stock Options have been transferred. Such Common Stock Options must be exercised by the earlier of (i) 180 days from the date of the Grantee’s death or Disability, as applicable, or (ii) the expiration of the Option Period, or they shall be forfeited.

(d) If a Grantee’s status as a Director or engagement as a Consultant shall terminate other than by the Company or Affiliate for Cause, without such Grantee thereupon becoming an Employee, only those Common Stock Options held by the Grantee which were immediately exercisable at the termination of the Grantee’s status as a Director or engagement as a Consultant, as applicable, shall be exercisable by the Grantee following such termination. Such Common Stock Options must be exercised within 180 days after such termination (but in no event after expiration of the Option Period) or they shall be forfeited. Notwithstanding the foregoing, if a Grantee’s status as a Director or engagement as a Consultant shall terminate for Cause, all then outstanding Common Stock Options held by the Grantee shall expire immediately and such Common Stock Options shall not be exercisable after the termination of the Grantee’s status as a Director or engagement as a Consultant.

III.	GENERAL PROVISIONS.

1. Recapitalization Adjustments.

(a) In the event of any change in capitalization affecting the Common Stock, including, without limitation, a Common Stock dividend or other distribution, Common Stock split, reverse Common Stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board shall deem appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of Common Stock for which Common Stock Options in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Common Stock Option, and the purchase price per share of Common Stock in respect of outstanding Common Stock Options.

(b) Any provision hereof to the contrary notwithstanding, in the event the Company is a party to a merger or other reorganization, the Board shall determine the treatment of outstanding Common Stock Options, which treatment may include the assumption of outstanding Common Stock Options by the surviving company or its parent, their continuation by the Company (if the Company is the surviving company), accelerated vesting or accelerated expiration, or settlement in cash.

2. General.

(a) Each Common Stock Option shall be evidenced by a Common Stock Option Agreement.

(b) The granting of a Common Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained as an Employee, Director or Consultant, and all Grantees shall remain subject to discharge or removal to the same extent as if the Plan were not in effect.

(c) No Grantee, and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Common Stock Option to any particular assets of the Company, or any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Common Stock Option except as set forth herein.

(d) No Common Stock Option shall or may be sold, exchanged, assigned, pledged, encumbered, or otherwise hypothecated or disposed of except by will or the laws of descent and distribution, and a Common Stock Option shall be exercisable during the Grantee’s lifetime solely by the Grantee or his conservator. Notwithstanding the immediately preceding sentence, a Common Stock Option may be transferred by the Grantee as an inter vivos gift to a Family Member.

(e) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company’s obligation to issue or deliver any certificate or certificates for shares of Common Stock under a Common Stock Option, and the transferability of Common Stock acquired by exercise of a Common Stock Option, shall be subject to all of the following conditions:

(i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

(ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

(iii) Each Common Stock certificate issued pursuant to a Common Stock Option shall bear such legends which the Company shall determine, in its absolute discretion, are necessary or advisable, or which in the opinion of counsel to the Company are required under applicable federal or state securities laws.

(f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, commCommon Stocky property, or other statutes or regulations of the Common Stocked States or of any state having jurisdiction thereof. If the Grantee is an Employee, the Grantee may be required to pay to the Company the amount of any withholding taxes which the Committee, in its sole discretion, deems necessary to be withheld in order to comply with any applicable statutes or regulations with respect to a Common Stock Option or its exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment or settlement of any kind otherwise due to such person, all or part of the amount required to be withheld. The Company shall not be required to issue Common Stock pursuant to the exercise of a Common Stock Option until such applicable obligations, if any, shall have been satisfied.

(g) The Company shall issue any Common Stock certificates required to be issued in connection with the exercise of a Common Stock Option with reasonable promptness following such exercise.

(h) The Plan and the grant or exercise of Common Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, the applicable laws of Delaware.

(i) Should the participation of any Employee or Director in the Plan be subject to Section 16 of the Exchange Act, it is the express intent of the Company that the Plan and the Common Stock Options granted under the Plan satisfy and be interpreted in a manner to achieve the result that the applicable requirements of Rule 16b-3 under the Exchange Act shall be satisfied with respect to such Employees and Directors, with the result that such Employees and Directors shall be entitled to the benefits of Rule 16b-3 or other applicable exemptive rules under Section 16. If any provision of the Plan or of any Common Stock Option would otherwise frustrate or conflict with the intent of the Company set forth in the immediately preceding sentence, to the extent possible, such provision shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, the provision shall, solely with respect to Employees and Directors subject to Section 16, be deemed void.

AMENDMENT 1

TO THE

KINEX PHARMACEUTICALS, INC.

2013 COMMON STOCK OPTION PLAN

A.	Amendment to the 2013 Common Stock Option Plan.

The following provisions are adopted as of September 11, 2014 (the “Effective Date”) as Amendment 1 to the Kinex Pharmaceuticals, Inc. 2013 Common Stock Option Plan (the “Plan”).

B.	Increase in Shares.

Article I, Section 3 of the Plan is hereby amended to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,000,000 shares to 2,000,000 shares.

C.	Miscellaneous.

Except as specifically set forth herein, the Plan shall remain in full force and effect, and Options granted under the Plan prior to the Effective Date shall be governed by the terms of Plan on the date of grant.

Any capitalized word not otherwise defined in this Amendment has the meaning given to such word in the Plan.

IN WITNESS WHEREOF, the undersigned certifies that this Amendment 1 to the Kinex Pharmaceuticals, Inc. 2013 Common Stock Option Plan was ratified, confirmed, and approved by the Board on the 11th day of September, 2014.

KINEX PHARMACEUTICALS, INC.

By:	/s/ Flint Besecker
Flint Besecker, Secretary

AMENDMENT 2

TO THE

KINEX PHARMACEUTICALS, INC.

2013 COMMON STOCK OPTION PLAN

A.	Amendment to the 2013 Common Stock Option Plan.

The following provisions are adopted as of June 9, 2015 (the “Effective Date”) as Amendment 2 to the Kinex Pharmaceuticals, Inc. 2013 Common Stock Option Plan, as previously amended (the “Plan”).

B.	Increase in Shares.

Article I, Section 3 of the Plan is hereby amended to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,000,000 shares to 2,300,000 shares.

C.	Miscellaneous.

Except as specifically set forth herein, the Plan shall remain in full force and effect, and Options granted under the Plan prior to the Effective Date shall be governed by the terms of Plan on the date of grant.

Any capitalized word not otherwise defined in this Amendment has the meaning given to such word in the Plan.

IN WITNESS WHEREOF, the undersigned certifies that this Amendment 2 to the Kinex Pharmaceuticals, Inc. 2013 Common Stock Option Plan was ratified, confirmed, and approved by the Board of Directors on the 9th day of June 9, 2015.

KINEX PHARMACEUTICALS, INC.

By:	/s/ Flint Besecker
Flint Besecker, Secretary

NO.

ATHENEX, INC. F/K/A KINEX PHARMACEUTICALS, INC.

2013 COMMON STOCK OPTION PLAN

COMMON STOCK OPTION AGREEMENT

THIS AGREEMENT made as of             , 201    , by and between Athenex, Inc. f/k/a Kinex Pharmaceuticals, Inc. a Delaware corporation (the “Company”), and                      (the “Grantee”).

WITNESSETH:

WHEREAS, the Company has adopted the Athenex, Inc. 2013 Common Stock Option Plan, as amended (the “Plan”) for the benefit of its Employees, Directors and Consultants; and

WHEREAS, the Committee has authorized the grant to the Grantee of a Common Stock Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided;

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Grantee hereby agree as follows:

1.	Definitions.

Except as set forth above, Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.	Grant of Option.

The Committee hereby grants to the Grantee an option to purchase                      (            ) Common Stock of the Company’s Common Stock for an Option price per Common Stock equal to $         per Common Stock (the “Option”).

3.	Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Grantee of the Option price shall be made, pursuant to the terms of the Plan.

(b) All or any part of the Option may be exercised by the Grantee no later than the tenth anniversary of the date of this Agreement.

(c) This Agreement and the Option shall terminate on the earlier of (i) the tenth anniversary of the date of this Agreement, or (ii) the date on which the Option is fully exercised.

NO.

4.	Vesting.

The Option shall vest and become exercisable pursuant to the following schedule:

25% on the first anniversary of the date of this Agreement;

25% on the second anniversary of the date of this Agreement;

25% on the third anniversary of the date of this Agreement; and

25% on the fourth anniversary of the date of this Agreement.

The Grantee shall forfeit any unvested portion of the Option upon termination of his or her status as an Employee, Director or Consultant for any reason. Notwithstanding the above schedule, upon the occurrence of a Change of Control, the Grantee shall automatically become 100% vested in the Option.

5.	Termination of Consultant Status.

Section 3 of Article II of the Plan shall control.

6.	Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than (a) by will or by the laws of descent and distribution, or (b) by inter vivos gift to any Family Member, and the Option shall be exercisable, during the Grantee’s lifetime, solely by the Grantee, except on account of the Grantee’s Disability, and solely by the transferee in the case of a transfer by inter vivos gift to a Family Member.

7.	Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Common Stock for which the Option is being exercised.

(b) Common Stock purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash or by check, bank draft or postal or express money order or by “cashless exercise,” as prescribed by the Committee.

8.	Regulation by the Committee.

This Agreement and the Option shall be subject to any administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Grantee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution or by inter vivos gift to a Family Member.

9.	Reservation of Common Stock.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Grantee of the Option price, such number of Common Stock as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

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NO.

10.	Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Grantee, his legal representative or his beneficiary, a certificate for the Common Stock purchased pursuant to the exercise of the Option.

11.	Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Grantee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Grantee.

12.	Plan Terms.

The terms of the Plan are incorporated herein by reference.

13.	Effective Date of Grant.

The Option shall be effective as of the date first written above.

14.	Grantee Acknowledgment.

By executing this Agreement, the Grantee hereby acknowledges that he (a) has received and read the Plan and this Agreement and agrees to be bound by all of the terms of both the Plan and this Agreement, and (b) upon exercising any portion of the Option, shall enter into and be bound by all of the terms of the Company’s Limited Liability Company Agreement, as amended, or any shareholders agreement if the Company converts to a corporation.

ATHENEX, INC. F/K/A KINEX PHARMACEUTICALS, INC.

By:
Flint Besecker, COO

____________________________________, Grantee

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NO.

ATHENEX, INC. F/K/A

KINEX PHARMACEUTICALS, INC.

EXERCISE FORM

DATED:             , 20

The undersigned hereby irrevocable elects to exercise Athenex, Inc. f/k/a Kinex Pharmaceuticals, Inc. (the “Company”) Option No.      to the extent of purchasing                  shares of Common Stock of the Company and hereby makes a payment of $         in payment of the exercise price per share set forth in the Option.

INSTRUCTIONS FOR REGISTRATION AND DELIVER OF COMMON SHARES

NAME:
(Please typewrite or print in block letters)

ADDRESS:

Please forward the stock certificate to the registered owner of the Common Shares upon issuance.

SIGNATURE:

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